Exhibit 99.1

P R E S S   R E L E A S E

Splunk Promotes Susan St. Ledger to President, Worldwide Field Operations

Splunk Field Leader Assumes New Role and Responsibilities

SAN FRANCISCO — October 4, 2017 — Splunk Inc. (NASDAQ: SPLK), first in delivering ‘aha’ moments from machine data, today announced the promotion of Susan St. Ledger to President, Worldwide Field Operations. In this new role, St. Ledger will assume responsibility for all aspects of the Splunk customer journey, from initial awareness through customer success, renewal and expansion. The newly created role is expected to enhance Splunk’s ability to ensure a superior customer experience. St. Ledger has served as the company’s Chief Revenue Officer since May 2016 and will continue to report to Splunk President and CEO, Doug Merritt.

“Since joining Splunk 18 months ago, Susan has significantly scaled our go-to-market capabilities and has been instrumental in positioning us for success as we execute upon our enormous opportunity to drive value for customers,” said Merritt. “Susan is an outstanding and inspirational leader, who has rapidly gained the trust of customers, partners, employees and stockholders alike. She has personally overseen the transformation of our customer facing organization, tightly partnered with our products and marketing teams and built a world-class customer service organization. I am confident in Susan’s ability to elevate our go to market and focus on customer success as we continue to rapidly scale and grow our business.”

Before joining Splunk, St. Ledger served as Chief Revenue Officer, Marketing Cloud at salesforce.com, a provider of enterprise cloud computing software, from 2012 to 2016. She also served in a variety of senior sales management roles at salesforce.com and Sun Microsystems. St. Ledger holds a B.S. degree in Computer Science from the University of Scranton.

“I am honored and thrilled to take on this new and additional responsibility. Splunk is one of the most disruptive, innovative and successful companies in technology,” said St. Ledger. “Splunk’s employees, customers and partners are at the heart of our success, and we will continue to expand adoption of our technology and enhance overall customer experience through service and innovation. I look forward to working with my colleagues in my new role and am more excited than ever about Splunk’s people, products and market opportunity.”

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s market opportunity, the value Splunk delivers to customers and momentum and growth in the company’s business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-Q for the fiscal year ended July 31, 2017, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) turns machine data into answers. Organizations use market-leading Splunk solutions with machine learning to solve their toughest IT, Internet of Things and security challenges. Join millions of passionate users and discover your “aha” moment with Splunk today: http://www.splunk.com.

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Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2017 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact

Sherry Lowe

Splunk Inc.

415-852-5529

slowe@splunk.com

Investor Contact

Ken Tinsley

Splunk Inc.

415.848.8476

ktinsley@splunk.com